Exhibit 10.5

VOTING AGREEMENT

Voting Agreement (this “Agreement”), dated August 26, 2022, by and among Genius Group Limited, a Singapore public limited company (the “Company”) and the Stockholders listed on the signature pages hereto under the heading “Stockholders” (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the Company and certain Buyers have entered into a Securities Purchase Agreement (the "Purchase Agreement"), dated as August 24, 2022 (the "Subscription Date"), pursuant to which, among other things, the Company has agreed to issue and sell to the Buyers, and the Buyers have agreed to purchase, Senior Secured Convertible Notes due, subject to the terms therein, February 26, 2025 (the "Notes") pursuant to which are convertible into or otherwise payable in the Company’s ordinary shares, no par value per share (the “Ordinary Shares”);

WHEREAS, as of the date hereof, the Stockholders hold an aggregate of 14,939,098 Ordinary Shares; and

WHEREAS, as a condition to the willingness of the Buyers to enter into the Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the "Transactions"), the Buyers have required that each Stockholder agree, and in order to induce the Buyers to enter into the Purchase Agreement, each Stockholder has agreed, to enter into this Agreement with respect to all the Ordinary Shares now owned and which may hereafter be acquired by the Stockholders or their respective controlled affiliates and any other securities, if any, which such Stockholder or its controlled affiliates is currently entitled to vote, or after the date hereof, becomes entitled to vote, at any meeting of stockholders of the Company (the "Other Securities").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDERS

SECTION 1.01. Voting Agreement. Each Stockholder hereby agrees that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company's stockholders, each of the Stockholders shall vote the Ordinary Shares: (a) in favor of the proposal for the NYSE Stockholder Approval (as defined in the Purchase Agreement) and in favor of the proposal for the Initial Singapore Stockholder Approval (as defined in the Purchase Agreement) and in favor of the proposal for each Subsequent Singapore Stockholder Approval, in each case, as described in Section 4.12 of the Purchase Agreement; and (b) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or which could result in any of the conditions to the Company's obligations under the Purchase Agreement not being fulfilled. Each Stockholder acknowledges receipt and review of a copy of the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants, severally but not jointly, to each of the Buyers as follows:

SECTION 2.01. Authority Relative to This Agreement. Each Stockholder has all necessary legal capacity, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors' and other obligees' rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any foreign, federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Stockholder or by which the Ordinary Shares or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, charge, pledge, option, security interest, encumbrance, tax, right of first refusal, preemptive right or other restriction (each, a "Lien") on any of the Ordinary Shares or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Ordinary Shares or Other Securities owned by such Stockholder are bound.

(b) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.

SECTION 2.03. Title to the Stock. As of the date hereof, each Stockholder is the owner of the number of shares of Ordinary Shares set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Ordinary Shares represents on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Ordinary Shares represents all the securities of the Company owned, either of record or beneficially, by such Stockholder. Such Ordinary Shares is owned free and clear of all Liens or limitations on such Stockholder's voting rights of any nature whatsoever. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Ordinary Shares or Other Securities owned by such Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01. No Disposition or Lien of Stock. Each Stockholder hereby covenants and agrees that, until the Lock-Up Expiration Date (as defined below), except as contemplated by this Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate, pledge or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any Lien or limitation on such Stockholder's voting rights of any nature whatsoever with respect to the Ordinary Shares or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Stockholder may assign, sell or transfer any Ordinary Shares or Other Securities provided that any such recipient of the Ordinary Shares or Other Securities has delivered to the Company and each Buyer or other holder of Notes a written agreement in a form reasonably satisfactory to the Buyers or other holders of Notes that the recipient shall be bound by, and the Ordinary Shares and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement. For purposes hereof, “Lock-Up Expiration Date” means (i) with respect to each Stockholder that executed and delivered a Lock-Up Agreement to Boustead Securities, LLC in connection with the Company’s initial public offering, the later of (x) the date that the Company obtains the Initial Singapore Stockholder Approval and (y) April 11, 2023, and (ii) with respect to each other Stockholder, the date that the Company obtains the Initial Singapore Stockholder Approval.

SECTION 3.02. Company Cooperation. The Company hereby covenants and agrees that it will not, and such Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Lien or agreement on any of the Ordinary Shares or Other Securities subject to this Agreement unless the provisions of Section 3.01 have been complied with.

ARTICLE IV
MISCELLANEOUS

SECTION 4.01. Further Assurances. Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02. Third Party Beneficiary; Specific Performance. Each Buyer (and each other holder of Notes) is an express third-party beneficiary of this Agreement and shall have the right to enforce this Agreement against the Company and the Stockholders as if each such Buyer (or each other holder of Notes) was a party hereto. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Buyers or any other holder of Notes (without being joined by any other Buyer or holder of Notes) and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained herein and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 4.03. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents.

SECTION 4.04. Amendment. The provisions of this Agreement may not be amended or waived, nor may this Agreement be terminated by the Company without the prior written consent of the Buyers.

SECTION 4.05. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

SECTION 4.06. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Notwithstanding the foregoing, nothing herein prevents the Buyers from commencing an action against a Stockholder or the Company in any court of any jurisdiction outside of the State of New York as the Buyers deem necessary or appropriate. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address set forth on the signature pages to this Agreement (and service so made shall be deemed complete three days after the same has been posted) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Any Buyer or other holder of Notes shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party. IN ANY ACTION OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY: GENIUS GROUP LIMITED

By:	/s/ Roger James Hamilton
Name: Roger James Hamilton

Title: Chief Executive Officer and Director

[Stockholder Signature Page to Genius Group Voting Agreement]

Roger James Hamilton

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[Stockholder Signature Page to Genius Group Voting Agreement]

Erez Simha

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[Stockholder Signature Page to Genius Group Voting Agreement]

Sandra Lee Morrell

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[Stockholder Signature Page to Genius Group Voting Agreement]

Michelle Clarke

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[Stockholder Signature Page to Genius Group Voting Agreement]

Suraj Prakash Naik

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[Stockholder Signature Page to Genius Group Voting Agreement]

Jeremy Harris

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[Stockholder Signature Page to Genius Group Voting Agreement]

Patrick Ykin Grove

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Lim Kah Wui

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[Stockholder Signature Page to Genius Group Voting Agreement]

Gong Ling Jun Anna

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[Stockholder Signature Page to Genius Group Voting Agreement]

Richard Jay Berman

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Simon Zutshi

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Sandra Johnson

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[Stockholder Signature Page to Genius Group Voting Agreement]

Marco Johnson

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APPENDIX A

Stockholder	Ordinary Shares Owned by Stockholder or Controlled Affiliates	Percentage of Stock Outstanding
Roger James Hamilton	9,363,582	37.92%
Sandra Morrell	776,658	3.15%
Michelle Clarke	493,950	2.00%
Suraj Naik	263,592	1.07%
Jeremy Harris	83,016	.34%
Patrick Grove	6,000	.02%
Nic Lim	6,300	.03%
Anna Gong	6,000	.02%
Richard J. Berman	0	0%
Erez Simha	0	0%
Simon Zutshi	2,960,000	11.99%
Marco Johnson	980,000	3.97%